UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2016

CÜR MEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-183760	99-0375741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2217 New London Turnpike

South Glastonbury, CT 06073

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (860) 430-1520

N/A

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 19, 2016, CÜR Media, Inc., a Delaware corporation (the "Company"), entered into an Audio Streaming and Conditional Download Agreement (together with its schedules and exhibits, the "Universal Music Agreement") with UMG Recordings, Inc. ("Universal"), to be effective as of January 15, 2016, pursuant to which Universal agreed to provide the Company with a limited, non-exclusive license under Universal's copyrights to digitally distribute a wide catalog of certain sound recordings and related materials owned or controlled by Universal in connection with the Company's CÜR-branded Internet music service, within the United States and its territories, possessions and commonwealths.

The foregoing summary of the Universal Music Agreement does not purport to be complete and is qualified in its entirety by reference to the Universal Music Agreement, a copy of which will be filed as an exhibit to the Company's Annual Report on Form 10-K. The Company intends to seek confidential treatment for certain portions of the Universal Music Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CÜR MEDIA, INC.

Date: January 25, 2016	By:	/s/ Thomas Brophy
	Name:	Thomas Brophy
	Title:	Chief Executive Officer